UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2017

FIVE OAKS INVESTMENT CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

540 Madison Avenue, 19th Floor

New York, New York 10022

(Address of principal executive offices)

(212) 257 5073

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 13, 2017, Five Oaks Investment Corp. (the “Company”) entered into Equity Distribution Agreements each of with JMP Securities LLC and Ladenburg Thalmann & Co. Inc. (each an “Agent” and collectively, the “Agents”), pursuant to which the Company may offer and sell, from time to time through the Agent, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $50,000,000. The Equity Distribution Agreements relate to a proposed “at-the-market” offering program.

The shares of Common Stock sold in the offering will be issued pursuant to a prospectus dated January 17, 2017, and a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on October 13, 2017, in connection with one or more offerings of shares from the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-215234) (the “Registration Statement”), which was declared effective on January 17, 2017. Sales of shares of Common Stock through the Agents, if any, will be made in amounts and at times to be determined by the Company from time to time. Under the Equity Distribution Agreements, the Agents have agreed to use commercially reasonable efforts to sell shares of Common Stock in agency transactions. The Equity Distribution Agreements provide that the Agents will be entitled to compensation of up to 2% of the gross sales price of the shares sold pursuant to the Equity Distribution Agreements or such lower amount as otherwise mutually agreed upon by the Company and the Agents from time to time.

Sales of shares of Common Stock, if any, under the Equity Distribution Agreements may be made in transactions that are deemed to be at-the-market offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including ordinary brokers' transactions on the New York Stock Exchange at market prices, or as otherwise agreed between the Company and the Agents. Neither the Company nor the Agents have an obligation to sell any shares of Common Stock in the offering. The Equity Distribution Agreements may be terminated by the Agents or by the Company at any time, and such termination is effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be.

The Equity Distribution Agreements contain customary representations, warranties and agreements of the Company and of its external manager, Oak Circle Capital Partners LLC, and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

The Equity Distribution Agreements are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Equity Distribution Agreements and the transactions contemplated thereby are qualified in their entirety by reference to Exhibits 10.1 and 10.2.

Item 9.01	Exhibits and Financial Statements.

(d)	Exhibits.

Exhibit No.	Description

5.1	Opinion of Dentons US LLP regarding legality of securities being registered (including consent of such firm).

10.1	Equity Distribution Agreement, dated October 13, 2017, by and among the Company, Oak Circle Capital Partners LLC and JMP Securities LLC.

10.2	Equity Distribution Agreement, dated October 13, 2017, by and among the Company, Oak Circle Capital Partners LLC and Ladenburg Thalmann & Co. Inc.

23.1	Consent of Dentons US LLP( (included in Ex. 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Oaks Investment Corp.

Date: October 13, 2017	By:	/s/ David Oston
David Oston
Chief Financial Officer, Treasurer and Secretary